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                                                                    Exhibit 21.1



                        Subsidiaries
                        ------------

                                                        Jurisdiction of
Subsidiary                                               Incorporation
----------                                              ---------------

Primus Telecommunications, Inc.                         Delaware

Primus Telecommunications International, Inc.           Delaware

Primus Telecommunications, Ltd.                         United Kingdom

Primus Telecommunications de Mexico, S.A. de C.V.       Mexico

Primus Telecommunications Pty., Ltd.                    Australia

Axicorp Pty., Ltd.                                      Australia

3362426 Canada Inc.                                     Canada
  d/b/a Primus Telecommunications Canada

Primus Telecommunications Netherlands B.V.              Netherlands

Primus Telecommunications SA                            France

Primus Telecommunications Deutschland GmbH              Germany

PremierSource International L.L.C.                      Delaware

Primus Telecommunications K.K.                          Japan

Primus Japan K.K.                                       Japan